Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact Info:

Laura Crowley

Director of Investor Relations and Public Relations

SYNNEX Corporation

(510) 668-3715

laurack@synnex.com

SYNNEX CORPORATION ANNOUNCES PROPOSED OFFERING OF $100 MILLION

CONVERTIBLE SENIOR NOTES

FREMONT, CA – May 5, 2008 – SYNNEX Corporation (NYSE: SNX) announced today that it intends to offer, subject to market conditions and other factors, up to $100 million aggregate principal amount of convertible senior notes due 2018. SYNNEX also expects to grant the initial purchasers an option to purchase up to an additional $15 million aggregate principal amount of such notes to cover over-allotments. The notes will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933.

The offering price, interest rate, conversion rate and circumstances in which a holder may convert its notes and other terms will be determined by negotiations between the Company and the initial purchasers. When issued, the notes will be unsecured obligations of SYNNEX, subordinate to its obligations under its senior secured credit facilities, will pay interest semi-annually and will be convertible upon satisfaction of certain conditions. Upon conversion, the notes may be settled in shares of SYNNEX common stock, cash or a combination of cash and shares of SYNNEX common stock at SYNNEX’s option. Holders of the notes will have the right to require SYNNEX to repurchase all or some of their notes at 100% of their principal, plus any accrued and unpaid interest, upon the occurrence of certain events.

SYNNEX intends to use the proceeds from this offering for general corporate purposes and to reduce outstanding balances under certain credit arrangements.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The notes and the shares of common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933 or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts and may be identified by terms such as believe, expect, may, will, provide, plan, anticipate, could and should and the negative of these terms or other similar expressions. These forward-looking statements, including statements regarding the notes offering and aggregate principal amount of the notes, the granting of the over-allotment option and the amount and use of net proceeds from the offering, are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to: market and other conditions that may affect SYNNEX’s ability to complete the proposed offering, factors affecting SYNNEX’s business that may affect SYNNEX’s liquidity and borrowing plans under its credit arrangements, and other risks and uncertainties detailed from time to time in SYNNEX’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the three months ended February 29, 2008. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.

Copyright 2008 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX and the SYNNEX Logo Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

Source: SYNNEX Corporation